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Exhibit 32

CERTIFICATIONS PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Annual Report of LTC Properties, Inc. (or the Company) on Form 10-K for the period ending December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (or the Report), I, Wendy L. Simpson, President, Chief Executive Officer and President of the Company, and I, Pamela Shelley-Kessler, Senior Vice President and Chief Financial Officer of the Company, certify solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

  (1)
  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

  (2)
  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: February 25, 2009	/s/ WENDY L. SIMPSON Wendy L. Simpson Chief Executive Officer and President
Date: February 25, 2009	/s/ PAMELA SHELLEY-KESSLER Pamela Shelley-Kessler Senior Vice President and Chief Financial Officer and Corporate Secretary

This certification is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Act of 1934 (whether made before or after the date of the Report), irrespective of any general incorporation language contained in such filing.

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  Exhibit 32